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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):             November 20, 2003

                              Island Pacific, Inc.
                     (formerly known as SVI Solutions, Inc.)
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

         0-23049                                        33-0896617
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(Commission File Number)                       (IRS Employer Identification No.)


19800 MacArthur Boulevard, Suite 1200, Irvine, California              92612
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(Address of Principal Executive Offices)                             (Zip Code)

                                 (949) 476-2212
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              (Registrant's telephone number, including area code)

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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.   OTHER EVENTS.

         On November 20, 2003, Island Pacific, Inc. ("Island Pacific") and Page Digital Incorporated ("Page") executed an Agreement of Merger and Plan of Reorganization ("Merger Agreement") pursuant to which Island Pacific will acquire Page, a developer of multi-channel commerce software (the "Merger"). Under the terms of the Merger Agreement, Page will merge into IPI Acquisition, Inc., a wholly owned subsidiary of Island Pacific. Island Pacific will pay the stockholders of Page approximately $7,000,000 in consideration, consisting of $2,000,000 in cash and 2,500,000 shares of common stock valued at $2.00 per share. The Merger Agreement also provides for a potential adjustment to the number of shares exchanged in the Merger if Island Pacific's common stock trades below $1.50 for the 20 trading days immediately prior to the closing.

         The consummation of the Merger is conditioned on the California Commissioner of Corporations issuing a permit perfecting Island Pacific's exemption under Section 3(a)(10) of the Securities Act of 1933 after a fairness hearing, or, alternatively, the SEC declaring a Form S-4 registration statement effective. Completion of the transaction is also subject to approval by the stockholders of Page, as well as satisfaction of customary closing conditions. The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

         In connection with the Merger Agreement, Lawrence Page and David Joseph (the "Stockholders") entered into a voting agreement with Island Pacific (the "Voting Agreement"). Under the terms of the Voting Agreement the Stockholders agreed, until the earlier of the consummation of the Merger, the termination of the Voting Agreement or the termination of the Merger Agreement, to vote their shares of Page common stock: (i) in favor of adoption and approval of the terms of the Merger Agreement and the Merger; (ii) against any action, proposal, transaction or agreement that would directly or indirectly result in a breach of any covenant, representation, warranty or other obligation or agreement of Page set forth in the Merger Agreement or of the Stockholders set forth in the Voting Agreement; (iii) against any alternative proposal; (iv) against any change in a majority of the members of the board of directors of Page; (v) against any material change in the present capitalization of Page or any amendment of Page's certificate of incorporation or bylaws; (vi) against any other material change in Page's corporate structure or business, and (vii) against any other action or proposal involving Page or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Merger.

         The foregoing descriptions of the Merger Agreement and Voting Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Merger Agreement and Voting Agreement attached hereto as exhibits and incorporated herein by reference.



         EXHIBIT INDEX

Exhibit No.       Description
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2.1               Agreement of Merger and Plan or Reorganization by and among
                  Island Pacific, Inc., Page Digital Incorporated and IPI
                  Acquisition, Inc. dated November 20, 2003. *

99.1 Voting Agreement by and among Island Pacific, Inc., Lawrence Page and David Joseph dated November 20, 2003.

*Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished to the Securities and Exchange Commission upon request.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                  Island Pacific, Inc.

Date:    November 24, 2003                        By: /S/ Ran Furman
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                                                  Name:  Ran Furman
                                                  Title: Chief Financial Officer





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